Joint Filer Information

NAME: HIGHBRIDGE INTERNATIONAL LLC

ADDRESS:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Corporation

ISSUER: Xcyte Therapies, Inc.

DATE OF EVENT REQUIRING STATEMENT: October 29, 2004

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC


              By: /s/ Howard Feitelberg
                ---------------------------------
                  Name:  Howard Feitelberg
                  Title: Director

                             Joint Filer Information

NAME: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

ADDRESS:   9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Corporation

ISSUER: Xcyte Therapies, Inc.

DATE OF EVENT REQUIRING STATEMENT: October 29, 2004

SIGNATURE:  HIGHBRIDGE CAPITAL MANAGEMENT, LLC


              By: /s/ Ronald S. Resnick
                 ---------------------------------
                  Name:  Ronald S. Resnick
                  Title:    Managing Director

                             Joint Filer Information

NAME: GLENN DUBIN

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Corporation

ISSUER: Xcyte Therapies, Inc.

DATE OF EVENT REQUIRING STATEMENT: October 29, 2004

SIGNATURE:

              /s/ Glenn Dubin
              ---------------------------------
              GLENN DUBIN

                             Joint Filer Information

NAME: HENRY SWIECA

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Corporation

ISSUER: Xcyte Therapies, Inc.

DATE OF EVENT REQUIRING STATEMENT: October 29, 2004

SIGNATURE:

               /s/ Henry Swieca
              ---------------------------------
              HENRY SWIECA